EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025, with respect to the consolidated financial statements of ZJK Industrial Co., Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

June 27, 2025